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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 16, 1999 relating to the financial statements and financial statement schedule of @Track Communications, Inc. (formerly HighwayMaster Communications, Inc.), which appear in @Track Communications, Inc.'s (formerly HighwayMaster Communications, Inc.) Annual Report on Form 10-K/A for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Dallas, Texas
October 8, 2001